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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, on behalf of Aviall, Inc., a Delaware Corporation (the "Company"), hereby constitutes and appoints Jeffrey J. Murphy, Jacqueline K. Collier, and James E. O'Bannon and each of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the Company, to sign on behalf of the Company and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Company, the Company's S-8 for the Non-Qualified Stock Option Agreement, dated December 21, 1999, between the Company and Paul E. Fulchino, and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney effective as of August 2, 2002.


          /s/ PETER J. CLARE                      /s/ ALLAN M. HOLT                     /s/ ALBERTO F. FERNANDEZ
--------------------------------------  --------------------------------------  ----------------------------------------
            Peter J. Clare                          Allan M. Holt                         Alberto F. Fernandez

         /s/ DONALD R. MUZYKA                 /s/ RICHARD J. SCHNIEDERS                /s/ JONATHAN M. SCHOFIELD
--------------------------------------  --------------------------------------  ----------------------------------------
           Donald R. Muzyka                     Richard J. Schnieders                    Jonathan M. Schofield

                    /s/ ARTHUR E. WEGNER                                   /s/ BRUCE N. WHITMAN
         ------------------------------------------             ------------------------------------------
                      Arthur E. Wegner                                       Bruce N. Whitman
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